SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2026
DAVE & BUSTER’S ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Rd., Suite 500 Coppell, TX 75019
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 357-9588
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders (the “Annual Meeting”) of Dave & Buster's Entertainment, Inc. (the “Company”) held on June 18, 2026, the following matters were submitted to the vote of the Company’s shareholders, with the results of voting on each such matter as set forth below (vote totals are rounded to the nearest full share). A more detailed description of each proposal was included in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on May 6, 2026.

Proposal 1

Based on the voting results set forth below, James P. Chambers, Tarun Lal, Nathaniel J. Lipman, Charles H. Protell, Kevin M. Sheehan and Allen R. Weiss were each elected to the Company’s Board of Directors (the “Board”) to serve until the Company’s next annual meeting of shareholders and until his successor has been duly elected and qualified. The results were as follows:

Number of Shares Voted
Name	For	Against	Abstain	Broker Non-Vote
James P. Chambers	16,488,189	2,747,924	97,230	4,226,753
Tarun Lal	18,237,622	982,863	112,858	4,226,753
Nathaniel J. Lipman	18,179,512	1,059,069	94,762	4,226,753
Charles H. Protell	18,250,699	969,806	112,838	4,226,753
Scott I. Ross	8,668,800	10,571,385	93,158	4,226,753
Kevin M. Sheehan	17,614,308	1,629,092	89,943	4,226,753
Allen R. Weiss	17,190,620	2,048,425	94,298	4,226,753

Scott I. Ross did not receive a majority of the votes cast at the Annual Meeting. In compliance with the Company’s Fifth Amended and Restated Bylaws (the “Bylaws”), on June 24, 2026, Mr. Ross offered his resignation to the Board, conditioned upon Board acceptance.

Pursuant to the Bylaws, the Nominating and Corporate Governance Committee of the Board (the “Committee”) considered Mr. Ross’s offer of resignation. The Committee believes that Mr. Ross’s knowledge of the Company, his active engagement with management throughout the year (not limited to Board meeting participation), his prior experience on the Board, his alignment with the Company’s success and his extensive experience on the boards of directors of other public and private companies provide the Board and its committees with robust industry-specific knowledge and key leadership experience. The Committee also reviewed the underlying reason for Mr. Ross not receiving a greater number of votes “for” than votes “against” for his re-election, namely a recommendation from proxy advisory firms to vote against Mr. Ross’s election based primarily on Mr. Ross’s attendance at meetings of the Board and its committees. In response to this feedback, Mr. Ross committed to attending at least 75 percent of all Board meetings. Accordingly, and after due deliberation, the Committee determined that Mr. Ross’s continued service on the Board is in the best interests of the Company and its shareholders and recommended that the Board not accept Mr. Ross’s offer of resignation. After discussion, the Board agreed with the Committee’s recommendation, determined not to accept Mr. Ross’s offer of resignation and reaffirmed his appointment to the Board. Mr. Ross did not participate in the Committee’s recommendation or the Board’s decision with respect to his offer of resignation.

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Proposal 2

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year was approved. The results were as follows:

Number of Shares Voted
For	Against	Abstain
23,403,645	54,000	102,451

Proposal 3

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved. The results were as follows:

Number of Shares Voted
For	Against	Abstain	Broker Non-Vote
11,162,874	8,077,556	92,913	4,226,753

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Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits
(d)Exhibits.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: June 25, 2026	By:	/s/ Rodolfo Rodriguez, Jr.
Rodolfo Rodriguez, Jr.
Senior Vice President, Chief Legal Officer and Corporate Secretary
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